UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2021

DRIVEN BRANDS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39898 (Commission File Number)	47-3595252 (I.R.S. Employer Identification No.)

440 South Church Street, Suite 700
Charlotte, North Carolina 28202
(Address of principal executive offices) (Zip Code)

(704) 377-8855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of Driven Brands Holdings Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Several firms were invited to participate in this process including Grant Thornton LLP (“Grant Thornton”), which has served as the Company’s independent registered public accounting firm since 2009.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on December 1, 2021, the Audit Committee approved the dismissal of Grant Thornton as the Company’s independent registered public accounting firm and Grant Thornton was notified of the dismissal on the same date. This dismissal will be effective upon the completion of Grant Thornton’s audit and the issuance of its reports on the Company’s consolidated financial statements for the Company’s fiscal year ended December 25, 2021 to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 28, 2019 and December 26, 2020 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 28, 2019 and December 26, 2020, and in the subsequent interim period through December 3, 2021, (i) there were no disagreements with Grant Thornton (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton with a copy of the foregoing disclosures and requested that Grant Thornton provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of Grant Thornton’s letter dated December 3, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, the Audit Committee has selected to appoint PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm, contingent upon the execution of an engagement letter following completion of PwC’s client acceptance procedures. PwC’s appointment will be for the Company’s fiscal year ending December 31, 2022 and related interim periods.

During the Company’s two most recent fiscal years ended December 28, 2019 and December 26, 2020, and for the subsequent interim period through December 3, 2021, neither the Company nor anyone on its behalf consulted PwC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP, dated December 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2021

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Scott O’Melia
Name:	Scott O’Melia
Title:	Executive Vice President, General Counsel and Secretary